United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2013

sTec, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California		92705-5812
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 23, 2013, sTec, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Digital Corporation, a Delaware corporation (“Parent”), and Lodi Ventures, Inc., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), (other than shares (i) owned, directly or indirectly, by Parent or Merger Sub, (ii) held in the treasury of the Company, or (iii) held by any holder who has not voted in favor of the Merger and who has properly demanded that the Company purchase such shares in accordance with Chapter 13 of the California General Corporation Law) will convert into the right to receive $6.85 in cash, without interest. All vested and unvested Company stock options (other than unvested sTec stock options that are out-of-money) will be assumed by Parent and converted into stock options to purchase Parent common stock. All unvested sTec stock options that are out-of-the-money will not be assumed and will be cancelled. All Company restricted stock units will be assumed by Parent and converted into and become rights with respect to Parent common stock.

The Company has made various customary representations and warranties and agreed to certain customary covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the Effective Time, public disclosures and other matters. The Company is not permitted to solicit or engage in discussions relating to Acquisition Proposals (as defined in the Merger Agreement) except in certain circumstances to permit the board of directors of the Company (the “Board”) to comply with its fiduciary duties under applicable law.

Consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement and the Merger by the Company’s shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any material adverse effect on the Company’s business, financial condition or results of operations and other customary closing conditions. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties and compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to customary materiality qualifiers).

The Merger Agreement contains certain termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that (i) in certain circumstances, the Company would be required to pay Parent a termination fee of $9,400,000, including if the Company terminates the Merger Agreement to accept a Superior Proposal, and (ii) in certain circumstances, Parent would be required to pay the Company a reverse termination fee of $17,000,000 if the Company or Parent terminate the Merger Agreement and certain conditions to consummating the Merger are not satisfied due to a Regulatory Injunction (as defined in the Merger Agreement).

The Special Committee established by the Board has unanimously recommended that the Board approve the Merger Agreement. Based upon a review of factors that the Board considered relevant and the recommendation of the Special Committee, the Board unanimously approved the Merger Agreement and resolved to recommend that the shareholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, all executive officers and directors of the Company have entered into voting agreements with Parent (the “Voting Agreements”). The Voting Agreements generally require that the shareholders party thereto (i) vote all of their shares of Common Stock in favor of the approval of the Merger Agreement and the Merger, and (ii) vote against any Acquisition Proposal. The Voting Agreements also generally prohibit the shareholders party thereto from transferring their shares of Common Stock prior to the earlier of the termination of the Merger Agreement and the Effective Time (the earlier of such dates, the “Expiration Date”), subject to certain exceptions. The Voting Agreements will terminate upon the Expiration Date.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Ancillary Agreements

In connection with the entry into the Merger Agreement, Manouch Moshayedi (Founder and Director of the Company) and Mark Moshayedi (President, Chief Executive Officer and Director of the Company) entered into the following agreements with Parent:

•

Non-Competition and Non-Solicitation Agreements: Parent and each of Manouch Moshayedi and Mark Moshayedi entered into separate non-competition and non-solicitation agreements pursuant to which Manouch Moshayedi and Mark Moshayedi have agreed to refrain from competing with the Company’s business for a period starting upon the closing of the Merger and throughout the period ending with the greater of the end of their respective service to Parent or eighteen months following the closing date of the Merger, subject to certain conditions.

•

Technical Services Agreement: Parent and Mark Moshayedi entered into a technical services agreement pursuant to which, after the Effective Time, Mark Moshayedi will provide Parent with certain technical and other services for six months in exchange for fees of $250,000.

•

Consulting Services Agreement: Parent and Manouch Moshayedi entered into a consulting services agreement pursuant to which, after the Effective Time, Manouch Moshayedi will provide Parent with certain consulting and other services for three months in exchange for fees of $125,000.

•

Release and Covenant Not to Sue: Parent and Manouch Moshayedi entered into a release and covenant not to sue, effective as of the date of the Merger Agreement. The release and covenant not to sue provides that should Mr. Moshayedi seek indemnification from the Company in connection with that certain action currently entitled SEC v. Moshayedi, No. 12-CV-01179 JVS (MLGx) (C.D. Cal.) (the “Covered Action”), and Mr. Moshayedi is otherwise entitled to be indemnified, Mr. Moshayedi has released the Company, its subsidiaries, Parent and other specified persons from all claims for indemnification, except for an aggregate underlying total of up to $20 million. In exchange for such limited release, Parent has agreed to continue to pay Mr. Moshayedi’s legal fees in connection with the Covered Action consistent with past practice, and has released him from any obligation to reimburse the Company for such legal fees under his indemnification agreement with the Company. The release and covenant not to sue will terminate in the event the Merger Agreement is terminated pursuant to its terms.

•

The foregoing descriptions of the Non-Competition and Non-Solicitation Agreements, the Technical Services Agreement, the Consulting Services Agreement and the Release and Covenant Not to Sue does not purport to be complete and are qualified in their entirety by reference to the form of Non-Competition and Non-Solicitation Agreement, the Technical Services Agreement, the Consulting Services Agreement and the Release and Covenant Not to Sue, which are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and incorporated by reference herein.

The Company has entered into letter agreements with each of Manouch Moshayedi and Mark Moshayedi, effective as of the date of the Merger Agreement. These letter agreements provide for acceleration of certain payments to be made to Manouch Moshayedi and Mark Moshayedi in connection with the Merger and their termination of employment without cause in connection therewith, otherwise payable pursuant to the existing Severance and Change in Control Agreements (Amended and Restated as of March 14, 2011), by and between the Company and each of Manouch Moshayedi and Mark Moshayedi, as amended by the First Amendment to the Severance and Change in Control Agreements made November 29, 2012 (as amended, the “Severance Agreements”). Pursuant to the letter agreement, such payments will be paid immediately prior to the Effective Time, rather than as soon as reasonably practicable after termination. In addition, the parties agreed to revise and amend the general release that is required to be effective for each of Manouch Moshayedi and Mark Moshayedi to be entitled to receive payments under the Severance Agreements to clarify that nothing in such general release will release (1) the Company from its obligations under the Severance Agreement, (2) their rights as a shareholder under the Merger Agreement, including receiving the Merger consideration thereunder, and (3) their rights (x) to indemnification under the articles of incorporation and bylaws of the Company, (y) under Section 6.11 of the Merger Agreement and (z) under their respective indemnification agreements with the Company. With respect to Mr. Manouch Moshayedi, his letter agreement also confirms that he is not releasing rights under the release and covenant not to sue with Parent that is described above. Except as described in this paragraph, the Severance Agreements shall remain in full force and effect in accordance with their existing terms. These letter agreements will terminate in the event the Merger Agreement is terminated pursuant to its terms.

The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the letter agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 regarding the letter agreements with Manouch Moshayedi and Mark Moshayedi regarding their termination of employment, subject to consummation of the Merger and immediately prior to the Effective Time, is incorporated by reference herein.

Item 8.01. Other Events.

2013 Annual Meeting of Shareholders

In connection with entry into the Merger Agreement, the Company has postponed its Annual Meeting of Shareholders, previously scheduled to be held on July 12, 2013, pending the special meeting of the shareholders to approve the Merger Agreement.

Press Release

On June 24, 2013, the Company jointly issued a press release with Parent announcing entry into the Merger Agreement. The joint press release is attached hereto as Exhibit 99.6 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 23, 2013, by and among Western Digital Corporation, Lodi Ventures, Inc. and sTec, Inc.

10.1	Letter Agreement, dated as of June 23, 2013, by and between Manouch Moshayedi and sTec, Inc.

10.2	Letter Agreement, dated as of June 23, 2013, by and between Mark Moshayedi and sTec, Inc.

99.1	Form of Voting Agreement

99.2	Form of Non-Competition and Non-Solicitation Agreement

99.3	Technical Services Agreement, dated as of June 23, 2013, by and between Western Digital Corporation and Mark Moshayedi

99.4	Consulting Services Agreement, dated as of June 23, 2013, by and between Western Digital Corporation and Manouch Moshayedi

99.5	Release and Covenant Not to Sue, dated as of June 23, 2013, by and between Western Digital Corporation and Manouch Moshayedi

99.6	Joint press release of sTec, Inc. and Western Digital Corporation, dated June 24, 2013

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements regarding the proposed acquisition of the Company by Parent. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this Form 8-K are reasonable, it can give no assurance that its expectations will be fulfilled. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to obtain the necessary approval of the Merger by the Company’s shareholders, litigation or adverse judgments relating to the Merger, failure to obtain antitrust clearance in a timely manner or at all, and the satisfaction of various other closing conditions contained in the Merger Agreement.

Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in the Company’s filings with the SEC made from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information contained in this Form 8-K is a statement of the Company’s present beliefs and expectations. The Company may change its belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the proposed Merger, the Company will file a proxy statement and other relevant documents concerning the transaction with the SEC. The Company’s shareholders are urged to read the proxy statement when available because it will contain important information about the Merger. Once filed with the SEC, a copy of the proxy statement and other relevant documents will be available on the SEC’s website at http://www.sec.gov and a copy may be obtained without charge upon request (by mail or telephone) to sTec, Inc., Attn: Corporate Secretary, 3001 Daimler Street, Santa Ana, California 92705-5812, telephone: (949) 476-1180, or from the “Investor Relations” section of the Company’s website, www.stec-inc.com.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the Company’s directors and executive officers, including their ownership of Common Stock, can be found in the Company’s 2013 Annual Meeting proxy statement filed with the SEC on June 7, 2013. Shareholders will be able to obtain additional information regarding the Company’s directors and executive officers, including their interests, by reading the proxy statement and other relevant documents that the Company will file with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

sTec, Inc.

	By:	/s/ Robert M. Saman
Date: June 24, 2013		Robert M. Saman
Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 23, 2013, by and among Western Digital Corporation, Lodi Ventures, Inc. and sTec, Inc.

10.1	Letter Agreement, dated as of June 23, 2013, by and between Manouch Moshayedi and sTec, Inc.

10.2	Letter Agreement, dated as of June 23, 2013, be and between Mark Moshayedi and sTec, Inc.

99.1	Form of Voting Agreement

99.2	Form of Non-Competition and Non-Solicitation Agreement

99.3	Technical Services Agreement, dated as of June 23, 2013, by and between Western Digital Corporation and Mark Moshayedi

99.4	Consulting Services Agreement, dated as of June 23, 2013, by and between Western Digital Corporation and Manouch Moshayedi

99.5	Release and Covenant Not to Sue, dated as of June 23, 2013, be and between Western Digital Corporation and Manouch Moshayedi

99.6	Joint press release of sTec, Inc. and Western Digital Corporation, dated June 24, 2013

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.